Registration No. 333-_____

      As filed with the Securities and Exchange Commission on May 24, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                 TELEBYTE, INC.
             (Exact name of registrant as specified in its charter)

Delaware                                                              11-2510138
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                              Kenneth S. Schneider
                Chairman of the Board and Chief Executive Officer
                                270 Pulaski Road
                            Greenlawn, New York 11740
                                 (631) 423-3232

   (Address, including Zip Code, and Telephone Number, including Area Code, of
        Registrant's Principal Executive Offices and Agent For Service)

                      Telebyte, Inc. 2001 Stock Option Plan
                Telebyte, Inc. 2001 Employee Stock Purchase Plan
                            (Full title of the plans)

                                    Copy to:

                                Shalom Leaf, Esq.
                             Hogan & Hartson L.L.P.
                                551 Fifth Avenue
                            New York, New York 10176
                                 (212) 661-6500

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                                                            Proposed
                                                            Maximum               Proposed              Amount
                                        Amount              Offering              Maximum                 of
Title of Securities                     to be                Price               Aggregate           Registration
to be Registered                      Registered          Per Share (2)      Offering Price (2)           Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par            900,000 shares (1)         $0.78                $702,000                $65
value per share (the "Common
Stock")
-----------------------------------------------------------------------------------------------------------------

(1) The number of shares of Common Stock stated above consists of 500,000 shares of Common Stock which is the aggregate number of shares of Common Stock which may be sold upon the exercise of options granted under the Telebyte, Inc. 2001 Stock Option Plan and 400,000 shares of Common Stock which is the aggregate number of shares of Common Stock which may be sold under the Telebyte, Inc. 2001 Employee Stock Purchase Plan.

(2) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the amount of the registration fee based on the average of the bid and ask prices quoted for one share of Common Stock on the Over-the-Counter Bulletin Board on May 21, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The document(s) containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. In accordance with the Note to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission"). Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

      Telebyte, Inc. (the "Registrant") will provide participants, upon written or oral request, with copies of the documents incorporated by reference in Item 3 of Part II of this Registration Statement and other documents required to be delivered to participants in the Registrant's 2001 Stock Option Plan and 2001 Employee Stock Purchase Plan pursuant to Rule 428(b) of the Securities Act, without charge. Requests should be directed to Telebyte, Inc., 270 Pulaski Road, Greenlawn, New York 11740, Attention: Michael Breneisen at (631) 423-3232.


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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by it with the Securities and Exchange Commission (the "Commission"):

      (a) The Registrant's Annual Report on Form 10-KSB filed for the fiscal year ended December 31, 2001 and filed with the Commission on April 1, 2002;

      (b)   All reports filed by the Registrant with the Commission pursuant to
            Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 2001; and

      (c) The description of the Registrant's Common Stock contained in the Registrant's Form 8-A/A Amendment No. 1 filed by the Registrant with the Commission on May 20, 2002 for the purpose of updating the description of its Common Stock contained in its original Form 8-A, and exhibits thereto, filed by the Registrant with the Commission on April 23, 1984.

      All documents subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act (except, with respect to Current Reports on Form 8-K, any information furnished under Item 9), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities registered pursuant to this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

      To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      Not applicable.

Item 6. Indemnification of Directors and Officers

      Section 145 of the General Corporation Law of the State of Delaware, as amended (the "Delaware General Corporation Law"), sets forth certain circumstances under which a corporation may indemnify directors, officers, employees and agents against liabilities that they may incur in their capacity as such. The Registrant's Certificate of Incorporation and By-laws provide for indemnification of its directors, officers, employees and agents to the fullest extent permitted by Delaware General Corporation Law. These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. The Registrant has purchased liability insurance on behalf of its directors, officers and employees.

      As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation and By-laws provide that directors of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payment of dividends or unlawful stock purchase or redemption or (iv) any transaction from which the director derived an improper personal benefit. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director or officer of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

      Exhibit
      Number      Description
      ------      -----------

      4.1         Specimen Stock Certificate

      4.2         Certificate of Incorporation

      4.3         Certificate of Ownership and Merger

      4.4         By-laws

      4.6         Form of Telebyte, Inc. 2001 Stock Option Plan

      4.7         Form of Telebyte, Inc. 2001 Employee Stock Purchase Plan

      5           Opinion of Hogan & Hartson L.L.P.

      23.1        Consent of Grant Thornton LLP

      23.2        Consent of Hogan & Hartson L.L.P.

      24          Power of Attorney

Item 9. Undertakings.

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undertaking concerning indemnification is set forth under the response to Item 6.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenlawn, State of New York, on May 23, 2002.

                                        TELEBYTE, INC.


                                        By: /s/ Kenneth Schneider
                                            ---------------------------
                                            Kenneth Schneider
                                            Chairman of the Board
                                            and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Schneider, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature                                 Title                     Date


/s/ Kenneth Schneider      Chairman of the Board                    May 23, 2002
------------------------   and Chief Executive Officer
Kenneth Schneider          (Principal Executive Officer)


/s/ Michael Breneisen      President, Chief Financial Officer       May 23, 2002
------------------------
Michael Breneisen


/s/ Jonathon Casher        Director                                 May 23, 2002
------------------------
Jonathon Casher


/s/ Jamil Sopher           Director                                 May 23, 2002
------------------------
Jamil Sopher

                                  EXHIBIT INDEX

  Exhibit No.                           Description

      4.1 Specimen Common Stock certificate (which is herein incorporated by reference to Exhibit (a) to Form 8-A/A Amendment No. 1 filed by the Registrant on May 20, 2002 to amend the Registrant's original Registration Statement on Form 8-A, and exhibits thereto, filed with the Commission on April 23, 1984).

      4.2 Certificate of Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware on June 25, 1999 (which is herein incorporated by reference to Exhibit 3(C) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, filed with the Commission on March 31, 2000).

      4.3 Certificate of Ownership and Merger as filed with the Secretary of State of the State of Delaware on June 25, 1999 (which is herein incorporated by reference to Exhibit 3(E) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, filed with the Commission on March 31, 2000).

      4.4 By-laws of the Registrant as a Delaware corporation (which is herein incorporated by reference to Exhibit (c) to Form 8-A/A Amendment No. 1 filed by the Registrant on May 20, 2002 to amend the Registrant's original Registration Statement on Form 8-A, and exhibits thereto, filed with the Commission on April 23, 1984).

      4.5 Form of Telebyte, Inc. 2001 Stock Option Plan (which is herein incorporated by reference to Exhibit 10(o) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed with the Commission on April 1,
                  2002).

      4.6 Form of Telebyte, Inc. 2001 Employee Stock Purchase Plan (which is herein incorporated by reference to Exhibit 10(p) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed with the Commission on April 1, 2002).

      5 Opinion of Hogan & Hartson L.L.P. as to the validity of the securities registered hereunder (filed herewith).

      23.1        Consent of Grant Thornton LLP (filed herewith).

      23.2 Consent of Hogan & Hartson L.L.P. (included in Opinion filed as Exhibit 5).

      24 Power of Attorney (included in the signature page to this Registration Statement).